TEEKAY SHIPPING CORPORATION Bayside House, Bayside Executive Park, West Bay Street & Blake Road P.O. Box AP-59212, Nassau, Bahamas

NEWS RELEASE

TEEKAY ANNOUNCES FOURTH QUARTER & FISCAL YEAR 2006 EARNINGS CONFERENCE CALL

Nassau, The Bahamas, February 14, 2007 - Teekay Shipping Corporation (NYSE: TK) plans to release its financial results for the fourth quarter and fiscal year 2006 after market close on Wednesday, February 21, 2007.

The Company plans to host a conference call on Thursday, February 22, 2007 at 11:00 a.m. (ET) to discuss the results for the quarter and fiscal year. All shareholders and interested parties are invited to listen to the live conference call through the Company’s web site at www.teekay.com.

A recording of the conference call will be available until Thursday, March 1, 2007, by dialing (800) 642-1687 or (706) 645-9291 and entering access code 7233447. Alternatively, an archive of the conference call will remain on the Company’s web site until March 23, 2007.

About Teekay

Teekay Shipping Corporation transports more than 10 percent of the world’s seaborne oil, has expanded into the liquefied natural gas shipping sector through its publicly-listed subsidiary, Teekay LNG Partners L.P. (NYSE: TGP), and is further developing its operations in the offshore production, storage and transportation sector through its publicly-listed subsidiary, Teekay Offshore Partners L.P. (NYSE: TOO). With a fleet of over 150 tankers, offices in 17 countries and 5,100 seagoing and shore-based employees, Teekay provides a comprehensive set of marine services to the world’s leading oil and gas companies, helping them seamlessly link their upstream energy production to their downstream processing operations. Teekay’s reputation for safety, quality and innovation has earned it a position with its customers as The Marine Midstream Company.

Teekay’s common stock is listed on the New York Stock Exchange where it trades under the symbol “TK”.

For Investor Relations enquiries contact:
Scott Gayton
Tel: +1 (604) 844-6654

For Media enquiries contact:
Kim Barbero
Tel: +1 (604) 609-4703

Web site: www.teekay.com

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